UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2010

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31657	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Street Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 747-6060

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2010, SandRidge Energy, Inc. (“SandRidge”) and Arena Resources, Inc. (“Arena”) issued a joint press release announcing they have entered into Amendment No. 2, dated as of June 1, 2010 (Amendment No. 2”), to the Agreement and Plan of Merger, dated as of April 3, 2010 (the “Merger Agreement”). References to the Merger Agreement herein shall mean the Merger Agreement as amended by Amendment No. 1 to the Merger Agreement, dated as of May 27, 2010 (“Amendment No. 1”), and by Amendment No. 2, unless the context requires otherwise.

The Merger Agreement provides for the merger of Steel Subsidiary Corporation, a wholly-owned subsidiary of SandRidge (“Merger Sub”), with and into Arena, with Arena surviving as a wholly-owned subsidiary of SandRidge. At the effective time of the merger, Arena’s stockholders will receive 4.7771 shares of SandRidge common stock and $4.50 in cash for each share of Arena common stock. Prior to the effectiveness of Amendment No. 2, the Merger Agreement provided that Arena’s stockholders would receive 4.7771 shares of SandRidge common stock and $2.50 in cash for each share of Arena common stock.

Amendment No. 2 also provides that SandRidge and Arena will postpone their respective special stockholders meetings previously scheduled to take place on June 8, 2010 until July 16, 2010 and establish a new record date of June 16, 2010 for such meetings, subject to applicable law and the applicable regulations of the Securities and Exchange Commission (the “SEC”) and New York Stock Exchange, or as soon thereafter as possible.

In addition, Amendment No. 2 provides that, as soon as reasonably practicable after the date thereof, SandRidge and Arena will prepare a supplement to the joint proxy statement/prospectus of SandRidge and Arena, dated May 5, 2010, included in SandRidge’s Registration Statement on Form S-4, as amended, describing, among other things, Amendment No. 2. Pursuant to Amendment No. 2, SandRidge and Arena will cause the proxy supplement to be mailed as promptly as possible to the stockholders of SandRidge and Arena, and will cause the proxy supplement to be filed with the SEC as promptly as possible following the date it is first mailed, but in any event within the time period specified in Rule 424(b) under the Securities Act of 1933, as amended.

Amendment No. 2 also modified the provisions of the Merger Agreement regarding non-solicitation of takeover proposals as follows. From the date of Amendment No. 2 until 5:00 pm (EDT) on July 1, 2010 (the “Solicitation Period End-Date”), Arena and Arena’s subsidiaries and their respective officers, directors, employees, investment bankers, attorneys and other advisors and representatives will have the right to (1) solicit, initiate or knowingly encourage the submission of a takeover proposal and (2) participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal (provided, that prior to providing such information to, or conducting such discussions with, any such person, such person shall enter into a confidentiality agreement in customary form that is no less favorable to Arena as the confidentiality agreement entered into in connection with the merger, except that a “standstill” provision shall not be required). From the Solicitation Period End-Date until the effective time of the merger or, if earlier, the termination of the Merger Agreement in accordance with its terms, Arena is subject to non-solicitation restrictions with respect to takeover proposals. Prior to the effectiveness of Amendment No. 2, the Merger Agreement provided that Arena was subject to non-solicitation restrictions with respect to takeover proposals for the period between the date of the Merger Agreement and the effective time of the merger.

Further, Amendment No. 2 modified the amount of termination fees payable upon the occurrence of certain termination events as follows. Under circumstances in which the Merger Agreement is terminated and the amount of the termination fee payable by a party as a result of such termination is $50 million, Amendment No. 2 reduced the amount of such termination fee to $39 million. Under circumstances in which the Merger Agreement is terminated and the amount of the termination fee payable by a party as a result of such termination is $30 million, Amendment No. 2 reduced the amount of such termination fee to $19 million.

Amendment No. 2 is filed as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of Amendment No. 2 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document, by the full text of Amendment No. 1, which was included as Exhibit 2.1 to Arena’s Current Report on Form 8-K filed with the SEC on May 28, 2010, and by the full text of the Merger Agreement, which was included as Exhibit 2.1 to Arena’s Current Report on Form 8-K filed with the SEC on April 5, 2010. A copy of the joint press release of SandRidge and Arena announcing the execution of Amendment No. 2 is included herein as Exhibit 99.1 and is incorporated herein by reference.

*    *    *

Important Additional Information Filed with the SEC

This communication is being made in respect of the proposed business combination involving SandRidge and Arena. In connection with the proposed transaction, SandRidge filed with the SEC a Registration Statement on Form S-4, as amended, on April 30, 2010 containing a joint proxy statement/prospectus, and the parties plan to file a proxy supplement as described above and may file with the SEC other documents regarding the proposed transaction. The definitive joint proxy statement/prospectus was first mailed to stockholders of SandRidge and Arena on or about May 7, 2010. Investors and security holders of SandRidge and Arena are urged to read the joint proxy statement/prospectus, the proxy supplement and other documents filed with the SEC carefully in their entirety because they contain or will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the Registration Statement, the joint proxy statement/prospectus, the proxy supplement (when available) and other documents filed with the SEC by SandRidge and Arena through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement, the joint proxy statement/prospectus, the proxy supplement (when available) and other documents filed with the SEC may also be obtained by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City,

Oklahoma 73102, Attention: Investor Relations, or by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations.

SandRidge, Arena and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SandRidge’s directors and executive officers is available in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and SandRidge’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 26, 2010. Information regarding Arena’s directors and executive officers is available in Arena’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, as amended by the Annual Report on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC and April 30, 2010, and Arena’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1.	Amendment No. 2, dated as of June 1, 2010, to the Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge Energy, Inc., Steel Subsidiary Corporation and Arena Resources, Inc.

Exhibit 99.1.	Press release issued jointly by SandRidge Energy, Inc. and Arena Resources, Inc., dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC. (Registrant)

June 2, 2010	By:	/s/ Phillip W. Terry
		Name:	Phillip W. Terry
		Title:	President & CEO